Exhibit 99.1

Horsehead to Expand INMETCO Recycling Facility

PITTSBURGH--(BUSINESS WIRE)--March 16, 2015--Horsehead Holding Corp. (NASDAQ: ZINC) today announced that its subsidiary, The International Metals Reclamation Company, LLC (“INMETCO”), plans to expand its recycling facility in Ellwood City, Pennsylvania. Horsehead plans to spend up to $10 million on the expansion project at INMETCO. This investment will allow INMETCO to better meet the increased demand for its recycling services by providing approximately 15% more capacity to process additional specialty steel wastes and batteries. Orders for long lead time items are expected to be placed by the end of March 2015. INMETCO expects to begin to see benefits from the initial phases of the expansion by as early as the first quarter of 2016 with project completion slated for the second half of 2016.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; INMETCO, a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 700 people and has seven facilities throughout the U.S. and Canada. Visit www.horsehead.net for more information.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operating levels and production rates, expected financial and operating performance, historical results and operational developments that may suggest trends for our business and statements regarding the expected benefits of the new zinc facility once fully operational. These statements are based on assumptions, estimates and information available to us at the time of this press release and are not guarantees of future performance. Our actual results, performance or achievement could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACT:
Horsehead Holding Corp.
Ali Alavi, 724-773-2212
Vice President